EXHIBIT 1

                             JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the
Schedule 13D filed on or about this date with respect to the beneficial ownership by the undersigned of common shares, par value $0.001 per share, of Special Value Expansion Fund, LLC is being, and any and all amendments to such Schedule may be, filed on behalf of each of the undersigned. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  December 7, 2004




                                             GENERAL MOTORS INVESTMENT
                                             MANAGEMENT CORPORATION



                                             By: /s/ Duen-Li Kao
                                                --------------------------------
                                                 Duen-Li Kao, Managing Director,
                                                 Global Fixed Income



                                             GENERAL MOTORS TRUST COMPANY, AS
                                             TRUSTEE FOR GMAM INVESTMENT FUNDS
                                             TRUST II



                                             By:  /s/ Duen-Li Kao
                                                 -------------------------------
                                                 Duen-Li Kao, Managing Director,
                                                 Global Fixed Income



                                             GENERAL MOTORS TRUST COMPANY



                                             By:  /s/ Duen-Li Kao
                                                 -------------------------------
                                                 Duen-Li Kao, Managing Director,
                                                 Global Fixed Income